Exhibit 99.1

Neiman Marcus, Inc. Reports Third Quarter Results

DALLAS--(BUSINESS WIRE)--June 10, 2009--Neiman Marcus, Inc. today reported financial results for the third quarter of fiscal year 2009. For the 13 weeks ended May 2, 2009, the Company reported total revenues of $810.1 million compared to $1.06 billion in the prior year. Comparable revenues decreased 25.1 percent. Operating earnings for the third quarter of fiscal year 2009 were $50.3 million compared to $148.6 million for the third quarter of fiscal year 2008.

The Company reported a net loss of $3.1 million for the 13 weeks ended May 2, 2009 compared to net earnings of $55.4 million in the prior year. EBITDA for the third quarter of fiscal year 2009 was $105.3 million compared to EBITDA of $202.0 million in the third quarter of fiscal year 2008.

For the 39 weeks ended May 2, 2009, the Company reported total revenues of $2.88 billion compared to $3.57 billion in the prior year. Comparable revenues decreased 20.8 percent. The Company recorded an operating loss for the 39 weeks ended May 2, 2009 of $460.8 million compared to operating earnings of $472.6 million for the comparable period a year ago. Adjusted operating earnings for the 39 weeks ended May 2, 2009 were $99.3 million compared to $440.1 million for the comparable period a year ago.

Including non-cash impairment charges of $560.1 million and a $32.5 million pension curtailment gain as described below under “Other Items,” the Company reported a net loss of $499.5 million for the 39 weeks ended May 2, 2009 compared to net earnings of $178.5 million in the prior year. Adjusted EBITDA for the 39 weeks ended May 2, 2009 was $268.1 million compared to Adjusted EBITDA of $599.7 million for the comparable period a year ago.

This release contains information regarding the Company’s adjusted operating earnings, EBITDA and adjusted EBITDA, all of which are non-GAAP financial measures. A reconciliation of these figures to the most directly comparable GAAP figures, together with certain other information, can be found at the end of this release.

Other Items

The Company recorded non-cash impairment charges of $560.1 million in the second quarter of fiscal year 2009 which represents 1) $291.1 million pretax impairment charge related to the writedown to fair value of goodwill 2) $242.2 million pretax impairment charge related to the writedown to fair value of the net carrying value of tradenames and 3) $26.8 million pretax impairment charge related to the writedown to fair value of the net carrying value of certain long-lived assets. The Company also recorded other income of $32.5 million in the first quarter of fiscal year 2008 which represents a one-time pension curtailment gain as a result of the Company’s decision to freeze pension and retirement benefits as of December 31, 2007.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, June 10, 2009 beginning at 9:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	May 2,	April 26,
(in thousands)	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$229,388	$206,104
Merchandise inventories	865,980	958,895
Other current assets	165,098	144,743
Total current assets	1,260,466	1,309,742

Property and equipment, net	1,015,060	1,071,875
Goodwill and intangible assets, net	3,437,578	4,095,249
Other assets	69,462	83,717
Total assets	$5,782,566	$6,560,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,975	$234,457
Accrued liabilities	347,421	402,187
Total current liabilities	506,396	636,644

Long-term liabilities:
Long-term debt	2,963,311	2,946,053
Deferred income taxes	771,409	966,844
Other long-term liabilities	449,181	300,061
Total long-term liabilities	4,183,901	4,212,958

Total shareholders’ equity	1,092,269	1,710,981
Total liabilities and shareholders’ equity	$5,782,566	$6,560,583

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 2,	April 26,	May 2,	April 26,
(in thousands)	2009	2008	2009	2008

Revenues	$810,086	$1,062,161	$2,875,253	$3,568,259
Cost of goods sold including buying and occupancy costs	514,765	636,987	1,953,877	2,217,357
Selling, general and administrative expenses	200,515	238,855	686,959	803,404
Income from credit card program, net	(10,494)	(15,704)	(33,682)	(52,267)
Depreciation expense	36,667	35,474	114,378	105,695
Amortization of intangible assets	13,845	13,568	40,981	40,747
Amortization of favorable lease commitments	4,469	4,385	13,408	13,155
Impairment charges	-	-	560,159	-
Other income	-	-	-	(32,450)

Operating earnings (loss)	50,319	148,596	(460,827)	472,618

Interest expense, net	58,250	57,303	174,676	178,923

(Loss) earnings before income taxes	(7,931)	91,293	(635,503)	293,695

Income tax (benefit) expense	(4,796)	35,898	(135,990)	115,239

Net (loss) earnings	$(3,135)	$55,395	$(499,513)	$178,456

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 2,	April 26,	May 2,	April 26,
(dollars in millions)	2009	2008	2009	2008

REVENUES:
Specialty Retail Stores	$665.6	$893.6	$2,363.2	$2,991.5
Direct Marketing	144.5	168.6	512.0	576.8
Total	$810.1	$1,062.2	$2,875.2	$3,568.3

OPERATING EARNINGS (LOSS):
Specialty Retail Stores	$62.6	$151.3	$143.2	$444.8
Direct Marketing	20.4	28.0	54.4	93.2
Corporate expenses	(14.4)	(12.8)	(43.9)	(44.0)
Amortization of intangible assets and favorable lease commitments	(18.3)	(17.9)	(54.4)	(53.9)
ADJUSTED OPERATING EARNINGS*	$50.3	$148.6	$99.3	$440.1
Impairment charges	-	-	(560.1)	-
Other income	-	-	-	32.5
OPERATING EARNINGS (LOSS)	$50.3	$148.6	$(460.8)	$472.6

*Adjusted operating earnings, a non-GAAP financial measure, represents operating earnings (loss) excluding impairment charges and other income.

Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company’s on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company’s operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating earnings should not be considered as an alternative to operating earnings (loss) or net earnings (loss) as a measure of operating performance or cash flows as a measure of liquidity. Adjusted operating earnings should not be considered in isolation to, or as a substitute for, analysis of the Company’s results reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 2,	April 26,	May 2,	April 26,
(dollars in millions)	2009	2008	2009	2008

Capital expenditures	$17	$45	$81	$133

Depreciation	$37	$35	$114	$106
Amortization of intangibles	$18	$18	$54	$54

Rent expense	$20	$22	$64	$70

EBITDA*	$105	$202	$(292)	$632
Adjusted EBITDA*	$105	$202	$268	$600

*For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measure.”

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net (loss) earnings as reflected in the Company’s consolidated statements of earnings prepared in accordance with GAAP to EBITDA and Adjusted EBITDA:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 2,	April 26,	May 2,	April 26,
(dollars in millions)	2009	2008	2009	2008

Net (loss) earnings	$(3.1)	$55.4	$(499.5)	$178.5
Income tax (benefit) expense	(4.8)	35.9	(136.0)	115.2
Interest expense, net	58.2	57.3	174.7	178.9
Depreciation	36.7	35.5	114.4	105.7
Amortization of intangible assets and favorable lease commitments	18.3	17.9	54.4	53.9
EBITDA	105.3	202.0	(292.0)	632.2
Non-cash impairment of long-lived assets	-	-	560.1	-
Non-cash gain on curtailment of defined benefit retirement obligations	-	-	-	(32.5)
Adjusted EBITDA	$105.3	$202.0	$268.1	$599.7

We present the non-GAAP financial measures EBITDA and Adjusted EBITDA because we use these measures to monitor and evaluate the performance of our business and believe the presentation of these measures will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings (loss) or net earnings (loss) as measures of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements, for working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
James E. Skinner, 214-757-2954
Executive Vice President and
Chief Financial Officer
or
Stacie Shirley, 214-757-2967
Vice President – Finance
and Treasurer